EXHIBIT 99.1

Edible Garden Reports Second Quarter 2026 Results; Revenue Grows 12.8%, Sales Increase 31.2% as Company Accelerates Farm-to-Formula® Strategy

International Vitamin Sales Increase 50% as Retail Expansion, Broad-Based Product Growth, and Improved Operating Efficiency Strengthen the Company’s Commercial Foundation

Successful Tetra Pak Prototype Production and Prairie Hills Development Advance RTD Commercialization Strategy

Conference Call Today at 8:00 a.m. Eastern Time

BELVIDERE, NJ, August 14, 2026 — Edible Garden AG Incorporated (“Edible Garden” or the “Company”) (Nasdaq: EDBL, EDBLW), a leader in controlled environment agriculture (“CEA”), locally grown, organic and sustainable produce and products, today reported financial results for the three and six months ended June 30, 2026.

Edible Garden continued building momentum during the second quarter, with revenue increasing 12.8% to $3.6 million and total sales growing 31.2% year over year. The results reflected strong demand for the Company’s cut herb portfolio, growth across its herb and condiment portfolio, with continued expansion among both existing and new retail customers.

During the quarter, the Company also strengthened its strategic foundation by expanding relationships with leading national and regional retailers, improving operating efficiency through strategic supply-chain initiatives, advancing its Farm-to-Formula® strategy through continued progress toward commercialization of its ready-to-drink (“RTD”) platform, and receiving industry recognition for both its controlled environment agriculture platform and branded consumer products. Subsequently, Edible Garden further expanded its relationship with Target through a new fresh-cut herb distribution award at a key Midwest distribution center, which is expected to broaden distribution of the Company’s premium fresh-cut herb portfolio across a network of Target stores throughout the region.

These accomplishments build on Edible Garden’s Farm-to-Formula strategy, leveraging the Company’s established retail relationships, vertically integrated operating platform, nationwide distribution network, food safety expertise, and commercialization capabilities

Financial & Operating Highlights for the Three Months Ended June 30, 2026

•	Revenue increased 12.8% to $3.6 million, compared with $3.1 million in the prior-year period, primarily reflecting continued growth in the Company’s cut herb portfolio.
•	Broad-based growth supported the quarter’s performance, with total sales growing 31.2% year over year, including:

o	Cut herb sales increased 42%, driven by growth with existing retail partners and new programs with Kroger, Target, and Weis Markets.

o	Potted herb sales increased 11.3%, supported by new business with Busch’s Fresh Food Market, Kroger, Pete’s Market and Weis Markets, together with continued growth at Wakefern.
o	International Vitamins sales increased 50.0%, reflecting incremental product offerings and promotional activity.
o	Condiment sales increased 594.7%, driven by new customer placements with Safeway, Wakefern and Woodman’s Markets.

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Advanced commercialization of the Company’s Farm-to-Formula strategy, successfully completing RTD prototype production at Tetra Pak’s New Product Development Center while continuing development of the Prairie Hills manufacturing platform, which is expected to provide annual production capacity of more than 100 million beverage units upon completion.

“Our second quarter demonstrated continued execution across both our core business and our long-term growth strategy,” said Jim Kras, Chief Executive Officer of Edible Garden. “We delivered double-digit revenue growth, generated broad-based growth across our product portfolio, expanded relationships with leading retailers and continued advancing the key commercialization milestones supporting our Farm-to-Formula strategy. We believe these results reflect the strength of our operating platform and the increasing value of the foundation we have built.”

“The momentum in our core business continues to build. Cut herb sales increased more than 42%, driven by growth with existing customers and new programs with Kroger, Target, and Weis, while potted herbs, International Vitamins and condiments also delivered strong growth. We further expanded programs with Walmart, Wakefern, ShopRite and The Fresh Market and strengthened long-term revenue visibility through an expanded multi-year private-label agreement with a major Midwest retailer. Our recent award of fresh-cut herb distribution through a key Target Midwest distribution center further expands that relationship and demonstrates our ability to leverage our Midwest production and distribution infrastructure to efficiently support additional volume. At the same time, our transition to retailer distribution center deliveries in the Metro New York market is expected to improve operating leverage while reducing transportation costs and further supporting our Zero-Waste Inspired® mission.”

We also continued making meaningful progress toward commercialization of our Farm-to-Formula strategy, which we believe represents one of the most significant long-term growth opportunities in Edible Garden's history. During the quarter, we successfully completed prototype production at Tetra Pak's New Product Development Center, validating our proprietary clean-label formulations under commercial processing conditions while generating valuable data to support product optimization, customer sampling, and manufacturing readiness. We also advanced development of the Prairie Hills manufacturing facility through the engagement of Structura Architects and E2 Building Group, further strengthening the team responsible for bringing the project from design to commercial production.”

“Prairie Hills is being developed as a flexible, high-capacity manufacturing platform for shelf-stable, clean-label nutritional beverages utilizing advanced Tetra Pak processing and packaging technologies. At full production, the facility is expected to have the capacity to manufacture more than 100 million beverage units annually, supporting opportunities across sports nutrition, protein beverages, functional wellness, meal replacement, and other better-for-you categories. Importantly, the platform is being designed to support both Edible Garden's branded products and private-label manufacturing, creating multiple potential avenues for long-term growth.”

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“What makes this opportunity especially compelling is that we are not starting from scratch. We have spent years building trusted relationships with leading retailers, developing nationally recognized brands, establishing food safety and supply chain capabilities, and creating a commercialization platform with products available in more than 6,000 retail locations. We believe combining those assets with scalable domestic RTD manufacturing positions Edible Garden to significantly expand its addressable market, diversify its revenue base, improve the long-term earnings profile of the business, and create sustainable value for our shareholders,” concluded Mr. Kras.

Financial Overview

Financial results for the second quarter of 2026 reflected continued revenue growth and a reduction in operating loss, supported by lower selling, general and administrative expenses, partially offset by higher cost of goods sold and depreciation and amortization associated in part with the Company’s pivot toward RTD clean nutrition manufacturing.

Financial Results for the Three Months Ended June 30, 2026

Revenue increased 12.8% to $3.6 million, compared to $3.1 million for the three months ended June 30, 2025. The 12.8% growth was primarily attributable to continued growth in the Company’s cut herb portfolio across its retail customer base, which increased approximately $0.5 million, or 50.5%.

Gross profit was $0.6 million, compared to $0.6 million in the prior-year period.

Selling, general and administrative expenses were $3.1 million, compared to approximately $4.0 million in the prior-year period, a decrease of approximately $0.9 million, or 21.5%.

Net loss improved to $3.3 million, compared to a net loss of $4.0 million for the three months ended June 30, 2025.

Conference Call

Edible Garden will host a conference call today, Friday, August 14, 2026, at 8:00 a.m. Eastern Time to discuss financial results for the quarter ended June 30, 2026, and provide a business update.

The conference call will be available via telephone by dialing toll-free +1 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and entering access code 248059. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2914/54376 or on the investor relations section of the Company’s website at https://ediblegardenag.com/presentations/.

A webcast replay will be available on the investor relations section of the Company’s website through August 14, 2027. A telephone replay will be available approximately one hour following the call through August 28, 2026, and may be accessed by dialing +1 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering access code 54376.

ABOUT EDIBLE GARDEN®

Edible Garden AG Incorporated is a leader in controlled environment agriculture (CEA), delivering organic, better-for-you, sustainable produce and products through its Zero-Waste Inspired® next-generation farming model. Available in over 6,000 retail locations across the United States, Caribbean, and South America, Edible Garden is at the forefront of the CEA and sustainability technology movement, distinguished by its advanced safety-in-farming protocols, sustainable packaging, patented GreenThumb software, and innovative Self-Watering in-store displays. The Company operates state-of-the-art, vertically integrated greenhouses and processing facilities, including Edible Garden Heartland in Grand Rapids, Michigan; Edible Garden Prairie Hills in Webster City, Iowa; and its headquarters at Edible Garden Belvidere in New Jersey. It also partners with a network of contract growers strategically located near major U.S. markets to ensure freshness and reduce environmental impact. The Company is also expanding its Prairie Hills facility in Webster City, Iowa, into a dedicated ready-to-drink (RTD) clean nutrition manufacturing hub, supporting its Farm-to-Formula® strategy and its transformation into higher-margin, shelf-stable nutrition categories.

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Edible Garden’s proprietary GreenThumb 2.0 software—protected by U.S. Patents US 11,158,006 B1, US 11,410,249 B2, and US 11,830,088 B2—optimizes vertical and traditional greenhouse growing conditions while aiming to reduce food miles. Its patented Self-Watering display (U.S. Patent No. D1,010,365) is designed to extend plant shelf life and elevate in-store presentation. In addition to its core CEA operations, Edible Garden owns three patents in advanced aquaculture technologies: a closed-loop shrimp farming system (US 6,615,767 B1), a modular recirculating aquaculture setup with automated water treatment and feeding (US 10,163,199 B2), and a sensor-driven ammonia control method utilizing electrolytic chlorine generation (US 11,297,809 B1).

The Company has been recognized as a FoodTech 500 firm by Forward Fooding, is a multi-year participant in Walmart’s Project Gigaton and a Giga Guru designee, and has received NRG’s Excellence in Energy Award for its commitment to measurable environmental performance and energy stewardship. Edible Garden also develops and markets a growing line of nutrition and specialty food products, including Vitamin Way® and Vitamin Whey®—plant and whey protein powders—and Kick. Sports Nutrition, a premium performance line for health-conscious athletes seeking cleaner, better-for-you options. The Company’s offerings further include fresh, sustainable condiments such as Pulp fermented gourmet and chili-based sauces, as well as Pickle Party, a collection of fermented fresh pickles and krauts.

Learn more at https://ediblegardenag.com.

For Pulp products, visit https://www.pulpflavors.com.

For Vitamin Whey® products, visit https://vitaminwhey.com.

For Kick. Sports Nutrition products, visit https://kicksportsnutrition.net/

Watch the Company’s latest corporate video here.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “aim,” “believe,” “continue,” “develop,” “expect,” “future,” “intend,” “expand,” “advance,” “design,” “opportunity,” “plan,” “potential,” “position,” “strategy,” “target,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These statements include, without limitation, statements regarding the Company’s ability to improve its financial results and operating margins; convert inbound retailer interest into new or expanded programs; service additional volume; continue growing its fresh cut herb, USDA Organic, nutrition and specialty food product lines; realize the expected benefits of cost reduction, automation, in-sourcing and strategic partnership initiatives; complete construction, equipment installation, commissioning and commercial production readiness at the Prairie Hills facility; commercialize its RTD platform; achieve anticipated manufacturing capacity; attract branded and private-label customers; and capitalize on the expected growth of the RTD and clean nutrition markets. Forward-looking statements are based on the Company’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including those described in the “Risk Factors” section and other sections of the Company’s reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date on which they are made, and the Company undertakes no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

EDBL@crescendo-ir.com

Tables Follow

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EDIBLE GARDEN AG INCORPORATED
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share information)

	June 30,	December 31,
	2026	2025

ASSETS

Current assets:
Cash	$658	$1,114
Restricted cash, current	3,296
Accounts receivable, net	979	1,906
Inventory, net	1,182	1,861
Prepaid expenses and other current assets	691	912

Total current assets	6,806	5,793

Restricted cash, noncurrent	6,704	-
Property, equipment and leasehold improvements, net	10,143	10,107
Operating lease right-of-use assets	3,680	4,289
Finance lease right-of-use assets	48	70
Intangible assets, net	291	302
Other assets	35	35

TOTAL ASSETS	$27,707	$20,596

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
LIABILITIES:
Current liabilities:
Accounts payable and other accrued expenses	$7,251	$5,297
Current maturities of operating lease liabilities	233	225
Current maturities of finance lease liabilities	48	46
Short-term debt, net of discounts	1,610	1,441
Derivative liability	165	79

Total current liabilities	9,307	7,088

Long-term liabilities:
Long-term debt, net of discounts	12,175	215
Long-term operating lease liabilities	648	767
Long-term finance lease liabilities	4	29

Total long-term liabilities	12,827	1,011

Total liabilities	22,134	8,099

COMMITMENTS AND CONTINGENCIES (Note 11)

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock ($0.0001 par value, 100,000,000 shares authorized, 525,638 and 13,187 shares outstanding as of June 30, 2026 and December 31, 2025, respectively (1))	-	-
Preferred stock ($1,000 par value, 10,000,000 shares authorized; 6,593 and 15,784 shares outstanding as of June 30, 2026 and December 31, 2025, respectively)	6,593	15,784
Additional paid-in capital	64,411	55,034
Obligation to issue shares	140	322
Accumulated deficit	(65,571)	(58,643)

Total stockholders’ equity (deficit)	5,573	12,497

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$27,707	$20,596

(1) Adjusted to reflect the stock splits.

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EDIBLE GARDEN AG INCORPORATED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per-share information)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

REVENUE	$3,550	$3,146	$6,891	$5,864

OPERATING EXPENSES
Cost of goods sold, excluding depreciation	2,955	2,512	7,345	5,142
Selling, general and administrative expenses	3,134	3,993	6,039	6,760
Depreciation and amortization	654	234	3,378	482
Gain on sale of asset	(16)	-	(16)	(1)
Total operating expense	6,727	6,739	16,746	12,383

Loss from operations	(3,177)	(3,593)	(9,855)	(6,519)

Other income (expenses)
Interest expense, net	(163)	(389)	(313)	(829)
Loss on extinguishment of debt	-	(114)	-	(114)
Loss on sale of tax benefit	-	-	(235)	-
Other income / (loss)	81	53	121	95
Total other income (expenses)	(82)	(450)	(427)	(848)

Loss before income taxes	(3,259)	(4,043)	(10,282)	(7,367)

Income tax benefit	-	-	3,354	-

NET LOSS	$(3,259)	$(4,043)	$(6,928)	$(7,367)

Net loss per common share - basic and diluted (1)	$(18.79)	$(2,960.37)	$(74.09)	$(4,478.10)

Weighted-Average Number of Common Shares Outstanding – Basic and Diluted (1)	180,420	4,687	99,023	3,841

(1) Adjusted to reflect the stock splits.

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